UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2012

PRIMO WATER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34850	30-0278688
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

104 Cambridge Plaza Drive

Winston-Salem, NC 27104

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code: 336-331-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Loan and Security Agreement with TD Bank

On April 30, 2012, Primo Water Corporation (the “Company”) entered into a Loan and Security Agreement with TD Bank, N.A., as arranger and syndication agent for the lenders thereunder (the “TD Loan Agreement”), relating to the Company’s new $20,000,000 senior revolving credit facility (the “TD Revolving Credit Facility”).

The TD Revolving Credit Facility has a three and one-half year term and is secured either on a first priority or second priority basis by substantially all of the Company’s assets. The term of the TD Revolving Credit Facility may be extended up to April 30, 2017 so long as the maturity of the Term Loan is extended to at least October 30, 2017. The TD Revolving Credit Facility provides for total borrowing availability of up to $20,000,000 subject to borrowing base requirements related to the Company’s eligible accounts receivable and inventory and subject to a $2,000,000 reserve requirement. After giving effect to such borrowing base requirements, the repayment of the Wells Fargo Credit Agreement (as defined below) and the closing of the Comvest Credit Agreement (as defined below) and Term Loan (as defined below), the Company had approximately $7,500,000 in additional borrowing capacity under the TD Revolving Credit Facility as of April 30, 2012.

Interest on outstanding borrowings under the TD Revolving Credit Facility is payable at the Company’s option at either a floating base rate or a floating one, two or three month LIBOR rate. The Company is also required to pay a commitment fee on the unused amount of the commitment under the TD Revolving Credit Facility. The TD Revolving Credit Facility does not contain any financial covenants, but it does cross default to the Comvest Credit Agreement.

The foregoing description of the TD Loan Agreement is not complete and is qualified in its entirety by reference to the TD Loan Agreement, a copy of which is attached as Exhibit 10.1 hereto, and is incorporated herein by reference.

Credit and Security Agreement and Term Loan With Comvest

On April 30, 2012, the Company entered into a Credit and Security Agreement (the “Comvest Credit Agreement”) with Comvest Capital II, L.P. (“Comvest”) pursuant to which Comvest made a term loan to the Company (the “Term Loan”) in the principal amount of $15,150,000.

Interest on outstanding amounts owed under the Term Loan is payable at the rate of 14% per annum in cash plus 2% per annum which will be paid by increasing the outstanding principal balance owed rather than being paid in cash on a current basis. Interest on outstanding amounts owed will be adjusted to 13% per annum (all payable in cash) if and when the Company’s adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) is $10,000,000 or greater for a trailing 12 calendar month period.

The outstanding balance of the Term Loan is due and payable in a single installment on April 30, 2016, subject to prepayment in specified circumstances, including sales or dispositions of assets outside the ordinary course of business and sales of equity or debt securities by the Company. The Term Loan is secured by substantially all of the Company’s assets on either a first priority or second priority basis. The first priority assets consist of substantially all of the assets related to the Company’s filtered drinking water refill business. The security interest in all of the Company’s other assets is subordinate to the security interest securing the TD Revolving Credit Facility.

The Comvest Credit Agreement contains the following financial covenants: (i) a limit on capital expenditures of $5,500,000 for the fiscal year ended December 31, 2012 and $12,000,000 for each fiscal year thereafter; (ii) an increasing minimum EBITDA threshold that is measured at the end of each quarter, (iii) a decreasing total debt to EBITDA ratio that is measured at the end of each quarter, and (iv) a requirement that the gross profit of the Company’s filtered drinking water refill business for the trailing 12-month period measured at the end of each quarter be no less than $10,500,000.

Concurrently with the closing of the Comvest Credit Agreement and Term Loan, five current directors or stockholders of the Company (the “Insider Participants”) purchased an aggregate of $1,150,000 in non-recourse, non-voting, last-out participation interests from Comvest in the Comvest Credit Agreement and Term Loan. These participation interests allow each holder to participate to the extent of such holder’s percentage share in the Comvest Credit Agreement and Term Loan and such participations are secured by the same assets as the Term Loan. The Insider Participants include Billy D. Prim, Malcolm McQuilkin and Jack C. Kilgore, all three of whom are current directors of the Company. Mr. Prim is also the Company’s Chairman, Chief Executive Officer and President. Mr. Prim, Mr. McQuilkin and Mr. Kilgore purchased $250,000, $500,000 and $50,000 in participation interests, respectively.

The foregoing descriptions of the Comvest Credit Agreement and the related Term Loan are not complete and are qualified in their entirety by reference to the Comvest Credit Agreement and the term note, which are filed as Exhibit 10.2 and Exhibit 10.3 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Warrant and Registration Rights Agreement

Comvest and Participant Warrants

In connection with its entering into the Comvest Credit Agreement, the Company issued a warrant to Comvest to purchase 1,600,000 shares of the Company’s common stock (the “Comvest Warrant”). The Comvest Warrant is immediately exercisable at an exercise price of $2.30 per share and expires April 30, 2020.

Additionally, in connection with Comvest’s sale of participation interests to the Insider Participants, the Company issued warrants to the Insider Participants to purchase an aggregate of 131,428 shares of the Company’s common stock. The terms of the warrants issued to the Insider Participants are identical to the terms of the Comvest Warrant described above. Mr. Prim, Mr. McQuilkin and Mr. Kilgore were issued warrants to purchase 28,571, 57,143 and 5,714 shares of our common stock, respectively.

The issuances of the Comvest Warrant and the warrants to the Insider Participants were made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder.

The foregoing description of the Comvest Warrant and the warrants issued to each of the Insider Participants is not complete and is qualified in its entirety by reference to the form of Warrant, a copy of which is attached as Exhibit 10.4 hereto, and is incorporated herein by reference.

Registration Rights Agreement

In connection with its entering into the Comvest Credit Agreement and the issuance of the warrants to Comvest and the Insider Participants, the Company entered into a Registration Rights Agreement dated April 30, 2012 (the “Registration Rights Agreement”), pursuant to which the Company agreed to prepare and file with the SEC a registration statement covering the resale of the shares of the Company’s common stock issuable upon the exercise of the Comvest Warrant and the warrants issued to the Insider Participants (the “Registrable Shares”) no later than 60 days after the request of the holders of a majority of the Registrable Shares. Subject to certain conditions, the holders of the Registrable Shares also have “piggy-back” registration rights in the event the Company proposes a registration of shares of Common Stock at a time when the Registration Statement for the Registrable Shares is not effective.

The foregoing description of the Registration Rights Agreement is not complete and is qualified in its entirety by reference to the Registration Rights Agreement, which is filed as Exhibit 10.5 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

On November 10, 2010, the Company entered into a Credit Agreement with Wells Fargo Bank, National Association, as administrative agent for the lenders thereunder, that was amended in April 2011, September 2011, November 2011, and March 2012 (the “Wells Fargo Credit Agreement”). The Wells Fargo Credit Agreement matured on April 30, 2012 and was repaid in full in connection with the closing of the financing transactions described in Item 1.01 above.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures set forth in Item 1.01 above are incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosures set forth in Item 1.01 above are incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed herewith:

Exhibit No.	Exhibit Description

10.1	Loan and Security Agreement dated April 30, 2012 by and among the Company, certain subsidiaries of the Company party thereto, the lenders party thereto and TD Bank, N.A., as arranger and syndication agent and bookrunner for the lenders thereunder (filed herewith)

10.2	Credit and Security Agreement dated as of April 30, 2012 by and among the Company, certain subsidiaries of the Company party thereto and Comvest Capital II, L.P. (filed herewith)

10.3	Term Note dated as of April 30, 2012 by and among the Company, certain subsidiaries of the Company party thereto and Comvest Capital II, L.P. (filed herewith)

10.4	Form of Warrant to Purchase Common Stock dated as of April 30, 2012 (filed herewith)

10.5	Registration Rights Agreement dated as of April 30, 2012 by and among the Company and certain holders of warrants issued by the Company on April 30, 2012 (filed herewith)

99.1	Press release dated May 2, 2012 (filed herewith)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIMO WATER CORPORATION

	By:	/s/ Mark Castaneda
Date: May 2, 2012	Name:	Mark Castaneda
	Title:	Chief Financial Officer

SECURITIES AND EXCHANGE COMMISSION

Washington, DC

EXHIBITS

CURRENT REPORT

ON

FORM 8-K

Date of Event Reported:	Commission File No:
April 30, 2012	001-34850

PRIMO WATER CORPORATION

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Loan and Security Agreement dated April 30, 2012 by and among the Company, certain subsidiaries of the Company party thereto, the lenders party thereto and TD Bank, N.A., as arranger and syndication agent and bookrunner for the lenders thereunder (filed herewith)

10.2	Credit and Security Agreement dated as of April 30, 2012 by and among the Company, certain subsidiaries of the Company party thereto and Comvest Capital II, L.P. (filed herewith)

10.3	Term Note dated as of April 30, 2012 by and among the Company, certain subsidiaries of the Company party thereto and Comvest Capital II, L.P. (filed herewith)

10.4	Form of Warrant to Purchase Common Stock dated as of April 30, 2012 (filed herewith)

10.5	Registration Rights Agreement dated as of April 30, 2012 by and among the Company and certain holders of warrants issued by the Company on April 30, 2012 (filed herewith)

99.1	Press release dated May 2, 2012 (filed herewith)